UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

______________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15 (d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event

reported): ____June 20, 2006_______

Florida Public Utilities Company
(Exact Name of Registrant as Specified in Charter)

Florida	001-10608	59-0539080
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

401 South Dixie Highway, West Palm Beach, Florida	33401
(Address of Principal Executive Offices)	(Zip Code)

Registrant's telephone number, including area code:	(561) 832-0872

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.02.	Termination of a Material Definitive Agreement.

On June 20, 2006, Florida Public Utilities Company (the “Company”) cancelled the land purchase agreement entered into on May 18, 2006 with Jog Commerce Park, L.L.C. to acquire 12 acres of land at 1570 Avanti Drive in West Palm Beach, Florida for a purchase price of $5,227,200. The contract provided for a diligence period after which the Company could proceed with the purchase or terminate the contract if the Company was not satisfied with its review. The Company exercised its termination rights pursuant to the diligence clause of the purchase agreement on June 20, 2006. There were no termination penalties incurred by the Company.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934 the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Florida Public Utilities Company
(Registrant)

Date: June 30, 2006	By:	/s/ George M. Bachman
Name: George M. Bachman
Title: CFO, Treasurer & Corporate Secretary